EXECUTIVE EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                               RTIN HOLDINGS, INC.
                                       AND
                            STANLEY LAWRENCE SWANSON


     THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is entered into to commence and be effective as of the 1st day of January , 2001 ("Effective Date") by and between RTIN HOLDINGS, INC., a Texas corporation, (the "Company") and STANLEY LAWRENCE SWANSON, the undersigned individual ("Executive").

                                  R E C I T A L

     The Company and Executive desire to enter into this Agreement, setting forth the terms and conditions of Executive's employment with the Company.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and Executive agree as follows:

1.   Employment
     ----------

     (a) Term
         ----
     The Company hereby agrees to employ Executive and Executive agrees to work for the Company as a full-time employee, for a period commencing on the date first set forth above and ending on the fourth anniversary of such date (the "Original Term"). The Original Term shall be extended automatically for an additional one-year period, unless notice that this Agreement will not be extended is given by either party to the other at least thirty (30) day prior to the expiration of the Original Term.

     (b) Title and Job Description
         -------------------------
     The Company hereby employs Executive as its Chief Executive Officer ("CEO") upon the terms and conditions set forth in this Agreement. As CEO, the Executive shall always be the most senior officer and shall have the duties, responsibilities and authority that are customarily associated with such position. Executive's duties and responsibilities shall include authority for overall management of the Company subject to Board policies and direction. Executive's duties and responsibilities hereunder shall also include the provision of management oversight services to Company's subsidiaries Safescript Pharmacy, Inc., a Texas corporation, ("Safescript") and Safe MedSystems, Inc. a Texas corporation ("Safe Med"). Executive shall report directly to the Board of Directors of the Company. Executive shall perform his job in Longview, Texas and shall not have to render services at another location, except on a temporary basis.

2. Compensation
   ------------

     (a) Base Salary
         -----------
     Executive shall be paid a base salary ("Base Salary") at the annual rate of $200,000.00 for year one, $225,000 for year two, $250,000 for year three, and $275,000 for year four, payable in bi-weekly installments consistent with Company's payroll practices. The annual Base Salary shall be reviewed on or before the fourth anniversary date of this Agreement by the Compensation Committee of the Board of Directors of RTIN Holdings, Inc., Company's parent, ("RTIN") to determine if such Base Salary should be increased for the following year in recognition of services to the Company. In no event, however, will the Executive's Base Salary for any subsequent year be reduced below the level of the previous year.

     (b) Incentive Compensation
         ----------------------
     In addition to the Base Salary, the Company shall pay to Executive as incentive compensation ("Incentive Compensation") an amount equal to 1.5% of the average Adjusted Net Profits, as hereinafter defined, of the Company and Safescript, beginning with the year ending December 31, 2002 and each fiscal year thereafter during the term of this Agreement. "Adjusted Net Profits" shall mean the net profits of the Company and the Company's subsidiaries Safescript Pharmacy, Inc. and Safe Med Systems, Inc., respectively, before federal and state income and franchise taxes, determined in accordance with generally accepted accounting practices by the Company's and Safescript's independent accounting firm and adjusted to exclude:

          (i)  any  Incentive   Compensation  payments  paid  pursuant  to  this
               Agreement;

          (ii) any contributions to pension and/or profit sharing plans;

          (iii)any   extraordinary   gains   or   losses   (including,   without
               limitation, gains or losses on disposition of assets);

          (iv) any refund or deficiency of federal and state income or franchise taxes paid in a prior year;

          (v)  any inter-company transactions; and

          (vi) any provision for federal or state income or franchise taxes made in prior years that is subsequently determined to be unnecessary.

     The determination of the Adjusted Net Profits made by the independent accounting firm employed by the Company and Safescript shall be final and binding upon Executive, Company and Safescript. The Incentive Compensation shall be paid within thirty (30) days after the independent accounting firm has concluded its audit. If the final audit is not prepared within ninety
     (90) days after the end of the fiscal year, then Company shall make a preliminary payment equal to fifty percent (50%) of the amount due based upon the Adjusted Net Profits preliminarily determined by the independent accounting firm, subject to payment of the balance, if any, promptly following completion of the audit by the independent accounting firm.

     (c) Stock Options
         -------------
     Executive shall be entitled to options to acquire 125,000 shares of common stock of RTIN pursuant to the terms of a Stock Option Plan to be adopted by the Company and RTIN on or before the Effective Date, subject to the following terms:

          (i)  The options will vest only as follows:


                If still employed by Company on                Options Vest for
                ------------------------------- -------------------------------
                December 5, 2002                               40,000 shares
                ------------------------------- -------------------------------
                December 5, 2003                               40,000 shares
                ------------------------------- -------------------------------
                December 5, 2004                               45,000 shares
                ------------------------------- -------------------------------

          (ii) The exercise price per share for the options shall be the average closing price of RTIN common stock, as quoted by the NASD OTC-BB, for the five trading days preceding the Effective Date of this Agreement, as appropriately adjusted for stock splits, stock dividends, and the like.

          (iii) The vested options shall be exercisable until the earlier of (A) three (3) years after vesting or (B) ninety (90) days after termination of Executive's employment or Continuation Period, as hereinafter defined, with the Company with or without cause or with good reason.

          (iv) Issuance of the options shall be in accordance with all applicable securities laws and the other terms and conditions of the Company's Stock Option Plan and form of the Stock Option Agreement to be adopted by RTIN and the Company.

          (v) Upon the completion of year three the Compensation Committee of the Board of Directors of the Company will evaluate the overall performance of Executive and determine if an option to purchase and additional fifty thousand (50,000) shares are warranted to be vested on December 5, 2005.

3. Benefits
   --------

     (a) Holidays
         --------
     Executive will be entitled to at least eight (8) paid holidays each calendar year and two (2) personal days. Company will notify Executive on or about the beginning of each calendar year with respect to the holiday schedule for the coming year. Personal holidays, if any, will be scheduled in advance subject to requirements of Company.

     (b) Vacation
         --------
     Executive shall be entitled to fourteen (14) paid vacation days per calendar year.

     (c) Sick Leave
         ----------
     Executive shall be entitled to sick leave and emergency leave according to the regular policies and procedures of the Company. Additional sick leave or emergency leave over and above paid leave provided by the Company shall be granted at the discretion of the Board of Directors.

     (d) Medical,  Disability  and Group Life  Insurance
         -----------------------------------------------
     Company agrees to (i) include Executive in the group medical and hospital plan of Company, (ii) provide short- and long-term disability insurance, at no cost to Executive, and (iii) provide group life insurance for Executive, at no cost to Executive, in the minimum amount of $1,000,000.00 during this Agreement. Executive shall be responsible for payment of any federal or state income tax imposed upon these benefits.

     (e) Pension and Profit Sharing Plans
         --------------------------------
     Executive shall be entitled to participate in any pension, profit sharing or other type of plan adopted by the Company for the benefit of its officers and/or regular employees.

     (f) Automobile
         ----------
     Company shall provide Executive the use of an automobile of Executive's choice at a monthly lease rate not to exceed $1,000.00. Company agrees to replace the automobile with a new one at Executive's request no more often than the earlier of once every two (2) years or 24,000 miles. Company will pay all automobile operating expenses incurred by Executive in the performance of Executive's professional duties. Company will procure and maintain in force an automobile liability policy for the automobile with coverage, including Executive, in the minimum amount of $1,000,000.00 combined single limit on bodily injury and property damage.

     (g) Expenses
         --------
     Executive shall be entitled to reimbursement for all reasonable expenses, including travel and entertainment, incurred by Executive in the performance of Executive's duties. Executive will maintain records and written receipts, as required by Company policy and reasonably requested by the Board of Directors to substantiate such expenses.

     (h) Health Club Benefits
         --------------------
     The Company shall provide Executive's family with full health club benefits at a health club of Executive's choice in Longview, Texas.

4. Termination

     (a) Termination With Cause
         ----------------------
     The Company may terminate Executive's employment with Company for Cause by a majority vote of the Board of Directors, provided that the triggering event, as defined below, is not cured within thirty (30) days after written notice of such Cause is delivered to Executive. If the event is not timely cured, the Board of Directors shall provide Executive a final written notice of termination. In such event, Executive will be entitled to receive only accrued compensation and benefits. For purposes of this Agreement, "Cause" shall mean the occurrence of any of the following events during the term of this Agreement:

          (i) serious misconduct, dishonesty or disloyalty, directly related to the performance of duties for the Company, which results from a willful act or omission or from gross negligence and which is materially or potentially materially injurious to the operations, financial condition or business reputation of the Company or any significant affiliate thereof;

          (ii) a conviction (or a plea bargain admitting criminal guilt) in any criminal proceeding that may have a material adverse impact on the Company's reputation and standing in the community or which is punishable by imprisonment;

          (iii) drug or alcohol abuse, but only to the extent that such abuse has an obvious and material effect on the Company's reputation and/or the performance of duties and responsibilities required under this Agreement;

          (iv) willful and continued failure to substantially perform duties required under this Agreement; or

          (v) any other material breach of this Agreement by Executive.

For purposes of this provision, no act or failure to act shall be considered "willful" unless it is done, or omitted, in bad faith without reasonable belief that the action or omission was in the best interest of the Company.

     (b)  Involuntary  Termination  Without  Cause or  Disability  or  Voluntary
     ---------------------------------------------------------------------------
     Termination  for Good  Reason
     -----------------------------
     In the event that, during the term of this Agreement, (i) the Company terminates Executive's employment for any reason other than Cause, Death or Disability, as hereinafter defined, or (ii) Executive terminates his employment for Good Reason, as hereinafter defined, then Executive shall be entitled to receive the following payments and benefits:

          (1) Severance
              ---------
          The  Company  shall  pay  to  Executive  following  the  date  of  the employment termination and over the succeeding twenty-four (24) months, in accordance with standard payroll procedures, an amount equal to the following:

               (A) Two hundred percent (200%) of the Executive's Base Salary in effect on the date of the employment termination; plus

               (B) Two hundred percent (200%) of the Executive's Incentive Compensation for the fiscal year in which the employment was terminated.


          (2) Continuation of Health, Disability and Life Insurance
              -----------------------------------------------------
          The coverage described in this Subsection (2) shall be provided for a "Continuation Period" beginning on the date when the employment termination is effective and ending on the earlier of twenty-four (24) months following the date of the employment termination or Executive's death. During the Continuation Period, the Executive (and, where applicable, Executive's spouse and dependents) shall be entitled to continue participation in the group medical and hospital plan, short-term and long-term disability plan and group term life insurance plan maintained by Company as if Executive were still an employee of the Company. The coverage provided under this Subsection (2) shall run concurrently with and shall be offset against any continuation coverage under Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended. Where applicable, Executive's compensation for purposes of such plans shall be deemed to be equal to Executive's compensation (as defined in such plans) in effect on the date of the employment termination. To the extent that the Company finds it undesirable to cover Executive under the Company's group plans, the Company shall provide Executive (at Company's own expense) with the same level of coverage under individual policies.

          (3) Stock  Option Plan
              ------------------
          Notwithstanding any provisions in the Stock Option Plan to the contrary, the Continuation Period shall be counted as employment with the Company for purposes of vesting, such that any options granted to Executive hereunder or hereafter shall continue to vest during the Continuation Period, as if the Executive was still employed by Company. The parties understand and agree that the Continuation Period also counts as employment with the Company for purposes of determining the expiration date for the exercise of any stock options held by Executive, such that Executive shall be permitted to exercise such vested options until ninety (90) days after the termination of the Continuation Period.

          (4) No  Mitigation
              --------------
          Executive shall not be required to mitigate the amount of any payment or benefit contemplated by this Subparagraph (b), nor shall any such payment or benefit be reduced by any earnings or benefits that the Executive may receive from any other source.

          (5) Good Reason
              -----------
          For purposes of this Subparagraph (b), "Good Reason" shall mean that Executive, without his consent, has either:

               (A) incurred a material reduction in his title, status, authority or responsibility at the Company; or

               (B) incurred a reduction in Base Salary; or

               (C)  a  change  of  control  in  the  Company   resulting   in  a
               displacement of Executive; or

               (D) been notified that his principal place of work will be relocated to a distance of one hundred (100) miles or more.

     (c)  Termination  for  Disability
          ----------------------------
     The Company may terminate this Agreement without liability if Executive shall be permanently prevented from properly performing his essential duties hereunder with reasonable accommodation by reason of illness or other physical or mental incapacity for a period of more than one-hundred and twenty (120) consecutive days. Upon such termination, Executive shall be entitled only to all accrued but unpaid compensation and benefits.

     (d) Death of Executive
         ------------------
     In the event of the death of Executive during his employment under this Agreement, the Company's obligations hereunder shall automatically cease and terminate, provided, however, that within fifteen (15) days the Company shall pay to Executive's heirs or personal representatives Executive's accrued but unpaid compensation and benefits accrued to the date of death.

5. Specific Covenants of Executive
   -------------------------------

     (a) Confidentiality
         ---------------
     The Executive will hold in confidence any Confidential Information (as hereinafter defined) and will not disclose Confidential Information to any person except as required by the conduct of the Company's business and then only pursuant to a written agreement preventing further disclosure or use. For the purposes of this Agreement, "Confidential Information" means any and all trade secrets, methods, customer lists, computer software (including source code and object code), databases, protocols, specifications, designs, photographs, drawings, samples, business plans, financial data and other information that is useful to the business of the Company the value of which would be diminished if it were made generally known to the public.

     (b) Non-Competition
         ---------------
     The Executive acknowledges that (i) the Company will provide to the Executive certain information, opportunities and compensation that would enable the Executive to have an unfair competitive advantage if the Executive were to compete with the Company or be employed by or become an owner of any person that competes with the Company at any time during the Continuation Period, (ii) the Company is engaged in a development stage business that may be conducted on a worldwide basis and (iii) the scope of the Company's business is not presently ascertainable. During the term of this Agreement and the Continuation Period, the Executive will not engage in, invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, or control of, or be employed by or provide services to any person that competes or intends to compete with the Company or its affiliates anywhere within North America.

     (c) Enforcement
         -----------
     The Executive acknowledges that (i) the provisions of this Section 5 are reasonable and necessary for the protection of the Company's rights and business, (ii) while damages for any breach may be available in an action at law, such damages are not adequate to protect the Company's interest in its rights and (iii) the scope and duration of the restrictions are reasonable in both size and time. The Company shall have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach, or to require the performance of, this Section 5.

6. General Provisions
   ------------------

     (a) Indemnification
         ---------------
     The Company shall indemnify, hold harmless and defend Executive against all claims arising against Executive in connection with the performance of his duties under this Agreement to the fullest extent permitted by law.

     (b) Entire  Agreement
         -----------------
     This Agreement contains the entire agreement and understanding between the parties hereto and supersedes any prior written or oral agreements respecting the subject matter hereof.

     (c) Amendment
         ---------
     This Agreement may be amended only by a writing signed by Executive and by a duly authorized representative of the Company.

     (d) Severability
         ------------
     If any term, provision, covenant or condition of this Agreement shall be held to be invalid, unenforceable or void, the remainder of this Agreement shall remain in full force and effect.

     (e) Construction
         ------------
     The headings and captions of this Agreement are provided for convenience only and are not intended to have effect in the construction or interpretation of this Agreement. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning and not strictly for or against the Company or Executive.

     (f) Notices
         -------
     Any notice required under this Agreement or given in connection therewith shall be in writing and given to the appropriate party by personal delivery or by certified mail, postage prepaid or by recognized overnight delivery service to Executive's residence (as noted in the Company's records) or to the Company's principal office, as the case may be.

     (g) Assignment
         ----------
     This Agreement, or any interest therein, may not be assigned by either party without the prior written consent of the other party.

     (h) Governing Law
         -------------
     This Agreement shall be governed by and construed in accordance with Texas law without regard to conflict of law principles.

     (i) Rights Cumulative
         -----------------
     The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by his or its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive his or its right to exercise any or all other rights and remedies.

     (j) Nonwaiver
         ---------
     No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be in writing and signed by the party granting the waiver.

     (k) Assistance in Litigation
         ------------------------
     Executive shall, during and after termination of employment, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become a party, provided, however, that such assistance following termination shall be furnished at mutually agreeable times and for mutually agreeable compensation.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.



EXECUTIVE:

/s/ Stanley L. Swanson
-----------------------------
Stanley L. Swanson


COMPANY:

/s/ Curtis A. Swanson
-----------------------------
By:  Curtis A. Swanson
Its:  President & Chief Operating Officer